POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each officer or director whose signature appears on the following page constitutes and appoints Robert D. McIver her true and lawful attorney and agent, with full power of substitution and resubstitution for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney and agent full power and authority to do any and all acts and things necessary or advisable to be done, as fully and to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland and state of Oregon on the 27th day of September, 2022.

THE JENSEN QUALITY GROWTH FUND INC.

By: /s/ Robert D. McIver

Robert D. McIver, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 27th day of September, 2022 by the following persons in the capacities indicated.

/s/ Kathleen J. Kee
Kathleen J. Kee                                Director